UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The following press release was issued by Apollo Investment Corporation on May 13, 2005:

APOLLO INVESTMENT CORPORATION

SCHEDULES FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

New York, NY – May 13, 2005 – Apollo Investment Corporation (NASDAQ: AINV) announced today that it will report its fourth quarter and fiscal year results for the periods ended March 31, 2005 on Monday, May 23, 2005 after the close of the financial markets.

The company will also host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, May 24, 2005 to discuss the results for the fourth quarter and fiscal year. All interested parties are welcome to participate. You can access the conference call by dialing (877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through June 7, 2005 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 6065935.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally invested in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in mezzanine and senior secured loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212-515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	May 13, 2005